UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2005
Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-21873	36-3924586
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2005, First Industrial Realty Trust, Inc. (the “Company”), First Industrial, L.P. (the “Operating Partnership”) and Wachovia Investment Holdings, LLC (“Wachovia”) entered into a purchase agreement (the “Purchase Agreement”) with respect to the issuance to Wachovia in a private placement of 6,000,000 Series I Depositary Shares, each representing 1/10,000 of a share of the Company’s Series I Flexible Cumulative Redeemable Preferred Stock, $.01 par value (the “Series I Depositary Shares”), at an initial offering price of $25.00 per depositary share for an aggregate initial offering price of $150,000,000. Dividends on the Series I Depositary Shares are payable monthly in arrears commencing December 31, 2005 at an initial dividend rate of One-Month LIBOR plus 1.25%, subject to reset on the four-month, six-month and one year anniversary of the date of issuance.  In connection with the issuance, the Company paid a fee to Wachovia of $4,725,000 pursuant to the Purchase Agreement.  Pursuant to the Purchase Agreement, the Company, at its option, may issue, and Wachovia shall purchase, on or before November 18, 2005 an additional 4,000,000 Series I Depositary Shares at an initial offering price of $25.00 per depositary share for which Wachovia would receive an additional fee of 3.15% of the aggregate initial offering price of such additional shares.

Proceeds from the issuance of Series I Depositary Shares were contributed to the Operating Partnership in exchange for preferred limited partnership units (the “Series I Preferred Units”) and will be used to repay borrowings under the Operating Partnership’s revolving line of credit and to acquire industrial real estate.

In connection with the issuance of the Series I Preferred Units, the Company and the Operating Partnership entered into that certain Ninth Amended and Restated Partnership Agreement dated November 8, 2005 (the “Partnership Agreement”). Pursuant to the Partnership Agreement, the Operating Partnership will make distributions to the Company on the Series I Preferred Units corresponding to the dividends to be paid by the Company on the Series I Depositary Shares.

Wachovia and certain of its affiliates have provided and may in the future provide certain commercial banking, financial advisory and investment banking services in the ordinary course of business for the Company and the Operating Partnership, for which they have and would receive customary fees.

Copies of the Partnership Agreement and the Purchase Agreement are filed as Exhibits 3.1 and 10.1 hereto, respectively, and are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
3.1.
Ninth Amended and Restated Partnership Agreement of First Industrial, L.P. dated November 8, 2005 (incorporated by reference to Exhibit 10.2 of the Form 8-K of First Industrial Realty Trust, Inc. dated November 9, 2005, File No. 1-13102)

10.1.
Purchase Agreement dated November 8, 2005 between First Industrial Realty Trust, Inc., First Industrial, L.P. and Wachovia Investment Holdings, LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K of First Industrial Realty Trust, Inc. dated November 9, 2005, File No. 1-13102)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL, L.P.

By:	FIRST INDUSTRIAL REALTY TRUST, INC.

	By:	/s/ Scott A. Musil
		Name:	Scott A. Musil
Date: November 9, 2005		Title:	Senior Vice President, Controller, Treasurer and Assistant Secretary